UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
 May 27, 2010
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DENARII RESOURCES INC.
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(Exact Name of Registrant as Specified in Its Charter)

 NEVADA
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(State or Other Jurisdiction of Incorporation)

333-135354
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(Commission File Number)

502 E. John Street Carson City, Nevada -------------------------------------------------------------------------	89706 ---------------------------------
(Address of Principal Executive Offices)	(Zip Code)

(949) 335-5159
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 (Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [   ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [   ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [   ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Elections of Directors; Appointment of Principal Officers.

Appointment of Chief Financial Officer ,Treasurer and Director, Mr. Robert Malasek

On May 12, 2010, the Company appointed Mr. Robert Malasek as Chief Financial Officer and Treasurer and Director (Principal Executive Officer and Principal Account Officer) of the Company, effective as of equal date. Thus, as of the date of this Current Report, the Board of Directors consists of: Robert Malasek , Dennis Lorrig and Glen Soler.

Biography of Robert Malasek

Mr. Robert Malasek of Munich, Germany has agreed to join the Board of Directors. Mr. Malasek is currently serving as the Chief Financial Officer for Naturewell, Inc. to which he was reappointed on August 15, 2006.   Mr. Malasek had previously served as Controller for NatureWell, Inc. from September of 2001 until October of 2002 at which time he served as Chief Financial Officer and Secretary until his resignation in May of 2005.   From May 2005 until the present he has rendered accounting consulting services to a variety of clients, including a number of public companies. From September 1987 until August 1999 Robert was employed with Starwood Hotel & Resorts Worldwide, Inc. in a number of positions within the accounting department and became Assistant Controller in 1998 until his departure in 1999. Mr. Malasek received his Bachelor of Science in Accountancy from San Diego State University, California in 1998.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired.- Not applicable

(b)	Pro forma financial information - Not applicable

(c)	Shell company transactions - Not applicable

(d)	Exhibits - Not applicable

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 27, 2010

By: /s/ Dennis Lorrig
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Name:  Dennis Lorrig
Chief Executive Officer, President Secretary,
and Director (Principal Executive Officer)